Exhibit 99.1 Contact: December 4, 2018 Investor Relations Meghan O’Leary (408) 654-6364 moleary@svb.com SVB FINANCIAL GROUP TO WEBCAST INVESTOR DAY TODAY SANTA CLARA, Calif. December 4, 2018 – SVB Financial Group (NASDAQ: SIVB) will host a live webcast of its Investor Day today, Tuesday, December 4, 2018, in San Francisco. The event will feature presentations by SVB’s executive management team to discuss the company’s business and outlook, as well as panel discussions with SVB’s market-facing leaders. Presentations and panel discussions are expected to begin at 12:30 p.m. and conclude by 5:00 p.m. Pacific time. A full schedule of the day is below. The Investor Day webcast can be accessed through the Investor Relations section of the SVB website at http//ir.svb.com. Slides from the event will be posted on the site at the beginning of the Webcast and a replay of the event will be available following the conclusion of the event. Questions regarding the event or webcast may be addressed to SVB’s Investor Relations team at InvestorDay@svb.com. SVB 2018 Investor Day Schedule of Presentations (all times are approximate) 12:30 pm Welcome and introduction 12:45 pm Strategy and Roadmap Greg Becker, President & CEO 1:25 pm Business Opportunities and Execution Mike Descheneaux, President of Silicon Valley Bank 2:00 pm International Strategy and Opportunity Phil Cox, Head of EMEA and President of the UK Branch 2:20 pm Break 2:30 pm Technology & Innovation Panel SVB Technology and Life Sciences & Healthcare leaders 3:15 pm Financial Performance and Goals Dan Beck, CFO 3:50 pm Break 4:00 pm Growth Opportunities Panel SVB Private Bank, Private Equity and European Relationship Management leaders 4:40 pm Closing remarks Greg Becker, President & CEO 5:00 pm End of formal presentations and Q&A About SVB Financial Group For 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, Calif., SVB Financial Group operates in centers of innovation around the world. Learn more at svb.com. [SIVB-F] SVB Financial Group is the holding company for all business units and groups ©2018 SVB Financial Group. All rights reserved. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. Silicon Valley Bank is a member of FDIC and Federal Reserve System. SVB>, SVB Financial Group, and Silicon Valley Bank, are trademarks of SVB Financial Group, used under license. #